1 | Q2 2021

August 5, 2021

Dear Shareholders:

Two and half years ago, we made a big bet to evolve from a search-and-find real estate marketplace to participate in the real estate transaction itself. Despite some monumental curveballs like a global pandemic, we are on track with each of the three-to five-year growth objectives we set for ourselves in early 2019. We are in a strong position and executing with operational rigor as we innovate and integrate our product offerings to deliver a seamless home transaction experience. As we evolve on our journey, we are also evolving how we measure success. This quarter, we are introducing gross profit as a GAAP financial measure that better demonstrates the growth of the Zillow ecosystem.

Key Highlights

Q2

CONSOLIDATED REVENUE:
$1.3 Billion

CONSOLIDATED GROSS PROFIT:
$538 Million
+92% YoY growth

CONSOLIDATED GAAP NET INCOME:
$10 Million

CONSOLIDATED ADJUSTED EBITDA:
$183 Million

AVERAGE MONTHLY UNIQUE USERS:
229 Million
+5% YoY growth

VISITS:
2.8 Billion
+10% YoY growth

Second-Quarter 2021 Highlights:

- Consolidated Q2 revenue of $1.3 billion and revenue for the IMT and Homes segments exceeded the high end of our Q2 outlook.
  - IMT segment revenue grew 70% year over year to $476 million, and Premier Agent revenue grew 82% year over year.
  - Homes segment record revenue of $777 million & record purchases drove our strong Q3 outlook.
  - Mortgages segment revenue grew 68% year over year to $57 million, driven by originations growth, with purchase volume up 100% sequentially from Q1.
- Consolidated gross profit was $538 million, up 92% year over year.
- Consolidated GAAP net income was $10 million in Q2. Segment income (loss) before income taxes was $134 million, $(59) million and $(18) million for the IMT, Homes and Mortgages segments, respectively.
- Consolidated Adjusted EBITDA[1] of $183 million and Adjusted EBITDA for the IMT and Homes segments exceeded the high end of our Q2 outlook. Adjusted EBITDA by segment was $218 million, $(29) million and $(6) million for the IMT, Homes and Mortgages segments, respectively.
- The company ended the second quarter with cash and investments of $4.6 billion and on August 3, 2021, priced its first ever securitization of approximately $450 million to continue funding Zillow Offers growth.[2]
- Traffic to Zillow Group's mobile apps and websites reached 229 million average monthly unique users, growing 5% year over year and driving 2.8 billion visits, up 10% from a year ago.

---

[1] *Adjusted EBITDA and segment-level Adjusted EBITDA are non-GAAP financial measures; they are not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. Please see the sections "Use of Non-GAAP Financial Measures" and "Adjusted EBITDA" below for more information about our presentation of Adjusted EBITDA and segment-level Adjusted EBITDA, including a reconciliation to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, for the relevant period.*

[2] *The notes issued in the securitization will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This letter shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful under the laws of such jurisdiction.*

2 | Q2 2021

Select Second-Quarter 2021 Results CONSOLIDATED RESULTS The acceleration of our Zillow Offers business and ongoing strength in Premier Agent, combined with execution in our adjacent services and supporting marketplaces, translated to total consolidated revenue of $1.3 billion, gross profit of $538 million, GAAP net income of $10 million and Adjusted EBITDA of $183 million for Q2. As we broaden and integrate our services, our business lines are beginning to merge the customer experience. Going forward we plan to highlight gross profit dollar growth as a key measure of our performance. For context, in the last 12 months as of the end of Q2, our consolidated gross profit was just over $1.9 billion, growing 54% compared to the prior 12-month period. We are focused on gross profit dollars for many reasons. First, it is increasingly how we are measuring the business internally. Instead of optimizing for gross profit dollars generated by one particular service, we are thinking about the total enterprise gross profit pool that occurs when we offer multiple services to our customers. We believe this creates the right incentives to run our business, and is more in line with how we want customers to think of Zillow. Second, the gross profit measure levels the playing field for comparability between our businesses. Gross profit enables us to simplify comparisons across the various segments, allowing us to measure our operating efficiency in a more holistic way as we grow total company cash flows over time. Last, we look at our sizable gross profit pool as a competitive advantage to further invest in innovation, with the end goal of building fantastic customer experiences while driving sustainable long-term profitable growth. Since we launched Zillow 2.0, we have vastly broadened our services, which has allowed us to grow our gross profit dollars faster than the real estate industry growth. Our expectation is that we will continue to grow our small market share of transactions by continuing to broaden our services and increase the number of services each of our customers use per transaction. For Q2, gross profit was $538 million, up 92% year over year, driven primarily by the increase in Premier Agent revenue via our connections improvements, the acceleration of our Zillow Offers business and incremental profits from our adjacent services and supporting marketplaces. 3 | Q2 2021

Consolidated Gross Profit Growth
$2,000M
$1,800M
$1,600M
$1,400M
$1,200M
$1,000M
$800M
$600M
$400M
$200M
$0M
$1,064M
13% Growth YoY
$1,199M
23% Growth YoY
$1,473M
$1,235M
54% Growth YoY
$1,905M
2018
2019
2020
TTM 6/30/20*
TTM 6/30/21*

**TTM represents the trailing twelve month period as of the date presented.*

INTERNET, MEDIA & TECHNOLOGY SEGMENT RESULTS

Revenue for the Internet, Media & Technology ("IMT") segment was $476 million, increasing 70% year over year and 47% when compared to Q2 2019. The IMT segment continued to benefit from improved execution that drove growth in higher intent Premier Agent connections, continued demand for services in our Other IMT segment marketplaces, and housing industry tailwinds.

IMT Highlights

Q2

SEGMENT REVENUE:

$476 Million

+70% YoY growth

SEGMENT INCOME BEFORE INCOME TAXES:

$134 Million

SEGMENT ADJUSTED EBITDA:

$218 Million

IMT segment GAAP income before income taxes in Q2 was $134 million, or 28% of IMT segment revenue, compared to $19 million, or 7% of IMT segment revenue, in the same period a year ago.

IMT segment Adjusted EBITDA was $218 million in Q2, or 46% of IMT segment revenue, exceeding our outlook of $192 million and 41% Adjusted EBITDA margin at the midpoint of our guidance range. Revenue outperformance and continued operating efficiency translated into more than 130% year-over-year Adjusted EBITDA growth in Q2 when excluding the impact from our #BetterTogether discounts from the same period a year ago.


IMT Segment Margin Expansion
Q2 2020
Q2 2021
70% Increase YoY
$500M
$450M
$400M
$350M
$300M
$250M
$200M
$150M
$100M
$50M
$0M
$280M
$476M
Revenue
203% Growth YoY
$72M
$218M
Adjusted EBITDA
2,000 bps Margin Expansion
26%
46%
Adjusted EBITDA Margin

4 | Q2 2021

Premier Agent

Premier Agent revenue growth accelerated to $349 million, up 82% year over year and up 50% when compared to Q2 2019. Removing the impact of the #BetterTogether discounts provided to our partners in Q2 2020, revenue increased 39% year over year. Our goal is to connect high-intent customers with high-performing partners, and our results were driven by strong execution against this goal, as well as continued housing industry tailwinds. We continue to improve the quality and quantity of connections we send to our partners by enhancing how our customers shop on Zillow, with a particular focus on touring, refining how quickly we introduce a customer to an agent, and focusing on building a network of high performing agents.

Other IMT Revenue

Other IMT revenue, which includes rentals, new construction, display advertising and business technology solutions for real estate professionals, increased 44% year over year to $127 million in Q2. Rentals revenue was the primary driver of Other IMT revenue growth in Q2, increasing 42% year over year as we continued to see increased adoption of our new product offerings.

HOMES SEGMENT RESULTS

As we previously discussed, the strong customer demand for Zillow Offers at the start of the quarter continued to accelerate in Q2, resulting in the purchase of 3,805 homes and sale of 2,086 homes. The record number of homes purchased was more than double that of Q1 2021 and is a direct reflection of the customer value proposition, the progress we have made in strengthening our pricing models and automation when providing offers to customers. These drivers resulted in rapid gains in our customer conversion rate from requested offers to signed agreements, which drove inventory to more than double from the end of Q1, with 3,142 homes in inventory at the end of Q2.

Zillow Offers
Homes Highlights
Q2
SEGMENT REVENUE:
$777 Million
+71% YoY
HOMES PURCHASED:
3,805
HOMES SOLD:
2,086

Zillow Offers Homes Purchased and Sold


4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
898
414
1,535
786
2,291
1,211
1,787
1,902
1,479
2,394
86
1,437
808
583
1,789
923
1,856
1,965
3,805
2,086
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Zillow Offers Homes Purchased
Zillow Offers Homes Sold

5 | Q2 2021

Zillow Offers gross profit was $71 million in Q2 and average Zillow Offers gross profit per home sold was $33,849, or 915 basis points as a percentage of revenue. Homes segment loss before income taxes was $59 million in Q2. Homes segment Adjusted EBITDA was a loss of $29 million, favorably exceeding the high end of our outlook range. The Adjusted EBITDA outperformance was primarily due to higher volume and operational improvements, as well as stronger than expected home price appreciation in our Zillow Offers markets. Average return on homes sold before interest expense3 was a gain of $21,335 per home, or 576 basis points as a percentage of revenue. * Amount excludes expenses incurred during the period that are not related to homes sold during the period. ** Holding costs and interest expense include $1.7 million and $1.3 million, respectively, of costs incurred in prior periods associated with homes sold in the second quarter of 2021. MORTGAGES SEGMENT RESULTS Mortgages revenue of $57 million increased 68% year over year. Mortgages segment loss before income taxes was $18 million and Adjusted EBITDA was a loss of $6 million, driven by year over year revenue growth from originations and our mortgage marketplace business, offset by higher expenses associated with originations growth and gain on sale margins slightly below our expectations. We made significant progress on our integrated origination platform during the quarter with purchase origination volume up 100% sequentially from Q1, and 90% purchase growth year over year. 3Average Return on Homes Sold After Interest Expense and Average Return on Homes Sold Before Interest Expense are non-GAAP financial measures; they are not calculated or presented in accordance with GAAP. Please see the sections “Use of Non-GAAP Financial Measures” and “Non-GAAP Average Return on Homes Sold After Interest Expense” below for more information about our presentation of these non-GAAP measures, including reconciliation to the most directly comparable GAAP financial measures, which are Zillow Offers gross profit and average gross profit per home. 6 | Q2 2021

Second-Quarter Financial Details OPERATING EXPENSE SUMMARY Total operating expenses were $477 million in Q2, up 39% from $344 million in the same period a year ago, primarily driven by additional headcount-related costs and marketing expenses across our segments and increased holding and selling costs in the Homes segment due to increased sales volume from our Zillow Offers business. The following table presents operating expenses by segment for the periods presented (in thousands, unaudited): BALANCE SHEET / CASH AND INVESTMENTS SUMMARY We ended the second quarter with cash and investments of $4.6 billion. To continue funding our Zillow Offers growth, we launched and priced a securitized term loan backed by a beneficial interest in Zillow Offers homes. The approximately $450 million loan has a 30-month term and is scheduled to close next week.4 4The notes issued in the securitization will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This letter shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful under the laws of such jurisdiction. 7 | Q2 2021

Outlook The following table presents our outlook for the three months ending September 30, 2021 (in millions): * Zillow Group has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted total Adjusted EBITDA or of forecasted GAAP income (loss) before income taxes to forecasted segment Adjusted EBITDA within this communication because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: income taxes which are directly impacted by unpredictable fluctuations in the market price of the company’s capital stock; depreciation and amortization expense from new acquisitions; impairments of assets; gains or losses on extinguishment of debt and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss) and income (loss) before income taxes, are inherently uncertain and depend on various factors, many of which are outside of Zillow Group’s control. For more information regarding the non-GAAP financial measures discussed in this communication, please see “Use of Non-GAAP Financial Measures” below. ** We have excluded from our outlook for Weighted average shares outstanding - diluted any potentially dilutive impact of the conversion of our convertible senior notes due in 2024, 2025 and 2026 subsequent to the date of this letter. The maximum number of shares underlying these convertible senior notes as of the date of this letter is 33.9 million shares of Class C capital stock. Consolidated Outlook We expect Q3 consolidated revenue to be $2.0 billion at the midpoint of our outlook. We expect consolidated Adjusted EBITDA to be between $94 million and $126 million. We expect consolidated Adjusted EBITDA to be lower than Q2 as we accelerate investments across our people, our technology and development efforts, and our sales and marketing costs. Internet, Media & Technology Segment In Q3, we expect IMT segment revenue to be between $472 million and $485 million, up 15% year over year and up 43% over Q3 2019, at the midpoint of our outlook, as we see continued strength in customer traffic and partner demand. 8 | Q2 2021

We expect Q3 IMT segment Adjusted EBITDA margin to be 37% at the midpoint of our outlook, down sequentially from 46% in Q2. As we position ourselves to drive sustainable, profitable long-term growth, we expect Q3 IMT segment Adjusted EBITDA margin to reflect our planned accelerated investments in marketing, staffing and technology up from Q2 levels. We expect these investment levels to be consistent in Q3 and Q4. For the full year 2021, we expect IMT segment Adjusted EBITDA dollar growth to outpace revenue growth driven by our first half results while continuing to sustain planned second half investments. Premier Agent In Q3, Premier Agent revenue is expected to be between $352 million and $360 million, up 19% year over year and up 48% over Q3 2019, at the midpoint of our outlook. Homes Segment In Q3, we expect Homes segment revenue to be between $1.4 billion and $1.5 billion, and Homes segment Adjusted EBITDA loss to be between $65 million and $50 million. This guidance reflects a step up in purchase activity and accelerated investments to build scale, resulting from the progress we have made in strengthening our pricing models. Automation at the top of the funnel will help drive scalability and improved customer experience for future periods. Our goal continues to be a housing market maker with Zillow Offers. We expect homes that we purchase to have tighter pricing assumptions closer to our self-imposed guardrails of +/- 200 basis points before interest expense over the course of the second half of the year. Mortgages Segment In Q3, Mortgages segment revenue is expected to be between $55 million and $62 million, which is roughly flat from Q2, and assumes slower refinance activity, consistent gain on sale levels, and continued growth in purchase originations. Mortgages segment Adjusted EBITDA is expected to be between a loss of $13 million and $6 million as a result of flat revenue and continued investments to grow mortgage originations. Summary Our strongly held belief is that people want a simpler real estate transaction experience. Our connected services and products are increasingly able to help customers, agents and partners navigate that daunting process with ease and simplicity. For the past several quarters we have talked about the value proposition of the end-to-end real estate solution that Zillow can provide. Wherever our customers are in their home shopping journey, they are able to choose from the Zillow menu that best meets their needs. 9 | Q2 2021

We are beginning to see these efforts to integrate the real estate transaction reflected in our results. As Zillow Offers accelerates, it is lifting Zillow Home Loans purchase originations, with approximately 40% of purchase originations in the second quarter sourced from Zillow Offers. The successful launch of Zillow Closing Services is another example of how our services are becoming more integrated and complementary. We believe there continues to be strong, durable support for the housing market from tailwinds including the Great Reshuffling, which is driven in part by the adoption of location-flexible work, millennials entering their prime home-buying years, and low interest rates. And while cyclicality in the housing market affects us, we believe our vision to come down the funnel and streamline the real estate transaction for customers and agents will drive our secular growth in the future. As we continue to innovate around the customer transaction experience, we expect to grow the small share of transactions we are currently involved with by continuing to broaden our services and increasing the number of services each of our customers use per transaction. This quarter, we introduced gross profit as a key measure of how we are performing in integrating the customer transaction experience. Our focus on growing gross profit helps us align our businesses, and invest in innovation on behalf of our customers while driving sustainable, profitable growth over the long term. Watch the full story here5 Customers Ina and Tony of Atlanta, recently wrapped up a seamless move to their new home with the help of Zillow's connected services -- Zillow 360. Feeling overwhelmed by the prospect of balancing closing dates with their personal commitments, Ina and Tony decided to accept an offer to sell their home to Zillow. Recognizing the ease that Zillow brought to this experience, they were intrigued when our teams told them they could sell, finance and close with Zillow, too. The opportunity to align the buying and selling processes so it could work on their timeline was too good to pass up. We connected them to one of our agent partners in the area, who helped them find their dream home. By this point, financing with Zillow was “a no-brainer” for the couple. We found out last week that after his great customer experience with Zillow, Tony applied for, was offered, and subsequently accepted a role with our Zillow Offers team as an estimator. You can’t get much more of a shining customer endorsement than that. Stories like these — of ease and connectivity — inspire us to continue innovating on behalf of our customers for a frictionless experience. We’ve made big bets on the e-commerce future of the real estate industry. And every day we edge closer to realizing our dream of delivering a seamless, integrated, perhaps even joyful experience for our customers and partners. We appreciate your continued support and confidence. Sincerely, Rich Barton, Co-founder & CEO Allen Parker, CFO 5 https://www.zillowgroup.com/news/sell-buy-finance-zillow-360 10 | Q2 2021

Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future performance and operation of our business and the current and future health and stability of the residential housing market and economy and our expectations regarding future shifts in behavior by consumers and employees. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of August 5, 2021, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic (including variants) or other public health crises and any associated economic downturn on Zillow Group’s future financial position, operations and financial performance; the magnitude, duration and severity of the COVID-19 pandemic and the availability and widespread distribution and use of effective vaccines; the impact of actions taken by governments, businesses and individuals in response to the COVID-19 pandemic, including changes in laws or regulations that limit our ability to operate; the current and future health and stability of the economy, financial conditions and residential housing market, including any extended slowdown in the real estate markets as a result of the COVID-19 pandemic; changes in laws or regulations applicable to our business, employees, products or services, including current and future laws, regulations and orders that limit Zillow Group’s ability to operate in light of the COVID-19 pandemic; the satisfaction of conditions precedent to the closing of Zillow Group’s proposed acquisition of ShowingTime.com, Inc., including expiration or termination of any applicable waiting period under the Hart- Scott-Rodino Act or Zillow Group’s timing agreement with ShowingTime.com, Inc. and the U.S. Federal Trade Commission; changes in general economic and financial conditions that reduce demand for our products and services, lower our profitability or reduce Zillow Group’s access to credit; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; addition or loss of significant customers; actual or anticipated changes in Zillow Group’s growth rate relative to that of our competitors; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; actual or anticipated changes in technology, products, markets or services by us or our competitors; ability to obtain or maintain licenses and permits to support Zillow Group’s current and future businesses; ability to comply with MLS rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers; ability to operate Zillow Group’s mortgage originations business, including the ability to obtain sufficient financing; fluctuations in the valuation of companies perceived by investors to be comparable to Zillow Group; the impact of natural disasters and other catastrophic events; the impact of pending or future litigation; and the issuance of new or updated research or reports by securities analysts. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2020. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances. 11| Q2 2021

Use of Non-GAAP Financial Measures This communication includes references to Adjusted EBITDA (in total and for each segment, and including forecasted Adjusted EBITDA and EBITDA margin), Average Return on Homes Sold Before Interest Expense and Average Return on Homes Sold After Interest Expense, which are non-GAAP financial measures not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP. Adjusted EBITDA To provide investors with additional information regarding our financial results, this communication includes references to Adjusted EBITDA in total and for each segment, each a non-GAAP financial measure. We have provided a reconciliation below of Adjusted EBITDA in total to net income (loss) and Adjusted EBITDA by segment to income (loss) before income taxes for each segment, the most directly comparable GAAP financial measures. Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Our use of Adjusted EBITDA in total and for each segment has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; • Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; • Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; • Adjusted EBITDA does not reflect impairment costs; • Adjusted EBITDA does not reflect acquisition-related costs; • Adjusted EBITDA does not reflect the gain (loss) on extinguishment of debt; • Adjusted EBITDA does not reflect interest expense or other income; • Adjusted EBITDA does not reflect income taxes; and • Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA in total and for each segment alongside other financial performance measures, including various cash flow metrics, net income (loss), income (loss) before income taxes for each segment, and our other GAAP results. 12| Q2 2021

The following tables present a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment along with the calculation of Adjusted EBITDA margin and associated year over year growth rates and the most directly comparable GAAP financial measure and related year over year growth rates, which is net income (loss) on a consolidated basis and income (loss) before income taxes margin for each segment, for the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		2020 to 2021	Six Months Ended June 30,		2020 to 2021
	2021	2020	% Change	2021	2020	% Change
Revenue:						
Homes segment:						
Zillow Offers	$ 772,030	$ 453,816	70 %	$1,473,004	$1,222,928	20 %
Other (1)	5,115	436	1,073 %	8,293	1,197	593 %
Total Homes segment revenue	777,145	454,252	71 %	1,481,297	1,224,125	21 %
IMT segment:						
Premier Agent	348,754	191,962	82 %	683,072	434,068	57 %
Other (2)	127,336	88,377	44 %	239,346	176,937	35 %
Total IMT segment revenue	476,090	280,339	70 %	922,418	611,005	51 %
Mortgages segment	56,745	33,761	68 %	124,705	59,043	111 %
Total revenue	$1,309,980	$ 768,352	70 %	$2,528,420	$1,894,173	33 %
Other Financial Data:						
Gross profit	$ 538,395	$ 280,869		$1,045,515	$ 614,292	
Income (loss) before income taxes:						
Homes segment	$ (59,346)	$ (80,058)	26 %	$ (117,820)	$ (178,016)	34 %
IMT segment	133,573	19,166	597 %	277,148	(22,341)	1,341 %
Mortgages segment	(17,685)	(240)	(7,269)%	(19,505)	(13,385)	(46)%
Corporate items (3)	(33,591)	(22,637)	(48)%	(67,798)	(42,528)	(59)%
Total income (loss) before income taxes	$ 22,951	$ (83,769)	127 %	$ 72,025	$ (256,270)	128 %
Net income (loss)	$ 9,641	$ (84,448)	111 %	$ 61,605	$ (247,721)	125 %
Adjusted EBITDA:						
Homes segment	$ (29,092)	$ (60,908)	52 %	$ (63,040)	$ (135,903)	54 %
IMT segment	217,763	71,862	203 %	426,346	157,579	171 %
Mortgages segment	(5,897)	4,885	(221)%	450	(718)	163 %
Total Adjusted EBITDA	$ 182,774	$ 15,839	1,054 %	$ 363,756	$ 20,958	1,636 %

(1) Other Homes segment revenue relates to revenue associated with the title and escrow services provided through Zillow Closing Services.
(2) Other IMT segment revenue includes revenue generated by rentals, new construction and display advertising, as well as revenue from the sale of various other advertising and business technology solutions for real estate professionals, including dotloop.
(3) Certain corporate items are not directly attributable to any of our segments, including the gain (loss) on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.

13| Q2 2021

Percentage of Revenue:	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	2020 to 2021 % Change	2020 to 2021 Margin Change Basis Points	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020	2020 to 2021 % Change	2020 to 2021 Margin Change Basis Points
Gross profit	41 %	37 %	11 %	400	41 %	32 %	28 %	900
Income (loss) before income taxes:								
Homes segment	(8)%	(18)%	56 %	1,000	(8)%	(15)%	47 %	700
IMT segment	28 %	7 %	300 %	2,100	30 %	(4)%	850 %	3,400
Mortgages segment	(31)%	(1)%	(3,000)%	(3,000)	(16)%	(23)%	30 %	700
Corporate items	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total income (loss) before income taxes	2 %	(11)%	118 %	1,300	3 %	(14)%	121 %	1,700
Net income (loss)	1 %	(11)%	109 %	1,200	2 %	(13)%	115 %	1,500
Adjusted EBITDA:								
Homes segment	(4)%	(13)%	69 %	900	(4)%	(11)%	64 %	700
IMT segment	46 %	26 %	77 %	2,000	46 %	26 %	77 %	2,000
Mortgages segment	(10)%	14 %	(171)%	(2,400)	— %	(1)%	100 %	100
Total Adjusted EBITDA	14 %	2 %	600 %	1,200	14 %	1 %	1,300 %	1,300

The following tables present a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented (in thousands, unaudited):

	Three Months Ended June 30, 2021				
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Income and Income (Loss) Before Income Taxes:					
Net income (1)	N/A	N/A	N/A	N/A	$ 9,641
Income taxes	N/A	N/A	N/A	N/A	13,310
Income (loss) before income taxes	$ (59,346)	$ 133,573	$ (17,685)	$ (33,591)	$ 22,951
Other income	—	—	(1,006)	(581)	(1,587)
Depreciation and amortization	4,733	22,157	2,093	—	28,983
Share-based compensation	20,495	58,362	9,538	—	88,395
Acquisition-related costs	—	3,671	—	—	3,671
Loss on extinguishment of debt	—	—	—	931	931
Interest expense	5,026	—	1,163	33,241	39,430
Adjusted EBITDA	$ (29,092)	$ 217,763	$ (5,897)	$ —	$ 182,774

14| Q2 2021

	Three Months Ended June 30, 2020				
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:					
Net loss (1)	N/A	N/A	N/A	N/A	$ (84,448)
Income taxes	N/A	N/A	N/A	N/A	679
Income (loss) before income taxes	$ (80,058)	$ 19,166	$ (240)	$ (22,637)	$ (83,769)
Other income	—	(5,300)	(385)	(4,430)	(10,115)
Depreciation and amortization	2,597	22,038	1,538	—	26,173
Share-based compensation	12,728	35,958	3,665	—	52,351
Gain on extinguishment of debt	—	—	—	(6,391)	(6,391)
Interest expense	3,825	—	307	33,458	37,590
Adjusted EBITDA	$ (60,908)	$ 71,862	$ 4,885	$ —	$ 15,839

	Six Months Ended June 30, 2021				
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Income and Income (Loss) Before Income Taxes:					
Net income (1)	N/A	N/A	N/A	N/A	$ 61,605
Income taxes	N/A	N/A	N/A	N/A	10,420
Income (loss) before income taxes	$ (117,820)	$ 277,148	$ (19,505)	$ (67,798)	$ 72,025
Other income	—	—	(2,738)	(1,288)	(4,026)
Depreciation and amortization	9,026	44,956	3,900	—	57,882
Share-based compensation	36,416	99,754	15,898	—	152,068
Acquisition-related costs	—	4,488	—	—	4,488
Loss on extinguishment of debt	—	—	—	2,334	2,334
Interest expense	9,338	—	2,895	66,752	78,985
Adjusted EBITDA	$ (63,040)	$ 426,346	$ 450	$ —	$ 363,756

15| Q2 2021

	Six Months Ended June 30, 2020				
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:					
Net loss (1)	N/A	N/A	N/A	N/A	$ (247,721)
Income taxes	N/A	N/A	N/A	N/A	(8,549)
Loss before income taxes	$ (178,016)	$ (22,341)	$ (13,385)	$ (42,528)	$ (256,270)
Other income	—	(5,300)	(587)	(13,821)	(19,708)
Depreciation and amortization	6,172	45,815	3,212	—	55,199
Share-based compensation	24,032	65,505	6,609	—	96,146
Gain on extinguishment of debt	—	—	—	(6,391)	(6,391)
Impairment costs	—	73,900	2,900	—	76,800
Interest expense	11,909	—	533	62,740	75,182
Adjusted EBITDA	$ (135,903)	$ 157,579	$ (718)	$ —	$ 20,958

(1) We use income (loss) before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments, therefore, net income (loss) and income tax benefit (expense) are calculated and presented only on a consolidated basis within our financial statements.

(2) Certain corporate items are not directly attributable to any of our segments, including the gain (loss) on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.

Non-GAAP Average Return on Homes Sold After Interest Expense

To provide investors with additional information regarding our Zillow Offers financial results, this communication includes a calculation of Average Return on Homes Sold After Interest Expense, which is a non-GAAP financial measure. We have provided a reconciliation of Average Return on Homes Sold After Interest Expense to the most directly comparable GAAP financial measure, which is average gross profit per home for the Zillow Offers business.

We believe that Average Return on Homes Sold After Interest Expense is a useful financial measure to investors as it is one of the primary measures used by management in making investment decisions, measuring unit level economics and evaluating operating performance for the Zillow Offers business. The measure is intended to convey the unit level economics of homes sold during the period by presenting the average revenue and associated expenses directly attributed to the homes sold. We believe this average per unit measure facilitates meaningful period over period comparisons notwithstanding variability in the number of homes sold during a period and indicates ability to generate average returns on assets sold after considering home purchase costs, renovation costs, holding costs and selling costs.

We calculate the Average Return on Homes Sold After Interest Expense as revenue associated with homes sold during the period less direct costs attributable to those homes divided by the number of homes sold during the period. Specifically, direct costs include, with respect to each home sold during the period (1) home acquisition and renovation costs, which in turn include certain labor costs directly associated with these activities; (2) holding and selling costs; and (3) interest costs incurred.

Included in direct holding and interest expense amounts for the periods presented are holding and interest costs recorded as period expenses in prior periods associated with homes sold in the presented period, which are not calculated in accordance with, or as an alternative for, GAAP and should not be considered in isolation or as a substitute for results reported under GAAP. Excluded from certain of these direct cost amounts are costs recorded in the presented period related to homes that remain in inventory at the end of the period, as shown in the tables below. We make these period adjustments because we believe presenting Average Return on Homes Sold After Interest Expense in this manner provides a focused view on a subset of our assets - homes sold during the period - and reflecting costs associated with those homes sold from the time we acquire to the time we sell the home, which may be useful to investors.

16| Q2 2021

Average Return on Homes Sold After Interest Expense is intended to illustrate the performance of homes sold during the period and is not intended to be a segment or company performance metric. Average Return on Homes Sold After Interest Expense is a supplemental measure of operating performance for a subset of assets and has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Average Return on Homes Sold After Interest Expense does not reflect capital expenditure requirements for such replacements or for new capital expenditure requirements; • Average Return on Homes Sold After Interest Expense does not consider the potentially dilutive impact of share-based compensation; • Average Return on Homes Sold After Interest Expense does not include period costs that were not eligible for inventory capitalization associated with homes held in inventory at the end of the period; • Average Return on Homes Sold After Interest Expense does not reflect indirect expenses included in cost of revenue, sales and marketing, technology and development, or general and administrative expenses, some of which are recurring cash expenditures necessary to operate the business; and • Average Return on Homes Sold After Interest Expense does not reflect income taxes. The calculation of Average Return on Homes Sold After Interest Expense includes only those expenses directly attributed to the homes sold during the period. To arrive at return on homes sold after interest expense, the Company deducts from Zillow Offers gross profit (1) holding costs incurred in the presented period and prior periods for homes sold during the presented period that are included in sales and marketing expense, (2) selling costs incurred in the presented period for homes sold during the presented period that are included in sales and marketing expense and (3) interest expense incurred in the presented period and prior periods for homes sold during the presented period. The Company adds to Zillow Offers gross profit (1) inventory valuation adjustments recorded during the presented period associated with homes that remain in inventory at period end, net of inventory valuation adjustments recorded in prior periods related to homes sold in the presented period, and indirect expenses included in cost of revenue and (2) share-based compensation expense and depreciation and amortization expense included in cost of revenue. The following table presents the calculation of Zillow Offers average gross profit per home and Average Return on Homes Sold After Interest Expense and a reconciliation of return on homes sold after interest expense to Zillow Offers gross profit for the periods presented (unaudited): 17| Q2 2021

Three Months Ended June 30, Calculation of Average Gross Profit per Home 2021 2020 Zillow Offers revenue $ 772,030,000 $ 453,816,000 Zillow Offers cost of revenue 701,420,000 433,110,000 Zillow Offers gross profit $ 70,610,000 $ 20,706,000 Homes sold 2,086 1,437 Average Zillow Offers gross profit per home $ 33,849 $ 14,409 Reconciliation of Non-GAAP Measure to Nearest GAAP Measure Zillow Offers gross profit $ 70,610,000 $ 20,706,000 Holding costs included in sales and marketing (1) (3,841,000) (5,987,000) Selling costs included in sales and marketing (2) (29,544,000) (19,570,000) Interest expense (3) (3,545,000) (5,948,000) Direct and indirect expenses included in cost of revenue (4) 3,953,000 (890,000) Share-based compensation and depreciation and amortization included in cost of revenue 3,327,000 1,718,000 Return on homes sold after interest expense $ 40,960,000 $ (9,971,000) Homes sold 2,086 1,437 Average return on homes sold after interest expense $ 19,636 $ (6,939) (1) Amount represents holding costs incurred related to homes sold in the presented period that were not eligible for inventory capitalization and were therefore expensed as period costs in the presented period and prior periods. These costs primarily include homeowners association dues, property taxes, insurance, utilities, and cleaning and maintenance costs incurred during the time a home is held for sale after the renovation period is complete. On a GAAP basis, the Company incurred a total of $5.3 million and $2.6 million of holding costs included in sales and marketing expense for the three months ended June 30, 2021 and 2020, respectively. (2) Amount represents selling costs incurred related to homes sold in the presented period that were not eligible for inventory capitalization and were therefore expensed as period costs in the presented period. These costs primarily include agent commissions paid upon the sale of a home. (3) Amount represents interest expense incurred related to homes sold in the presented period that was not eligible for inventory capitalization and was therefore expensed as a period cost in the presented period and prior periods. (4) Amount includes inventory valuation adjustments recorded during the period associated with homes that remain in inventory at period end, net of inventory valuation adjustments recorded in prior periods related to homes sold in the presented period, holding costs incurred in the renovation period that are eligible for inventory capitalization and are expensed in the period presented when the associated home is sold, as well as corporate costs allocated to Zillow Offers such as headcount expenses and hosting-related costs related to the operation of our website. 18| Q2 2021

Six Months Ended June 30, Calculation of Average Gross Profit per Home 2021 2020 Zillow Offers revenue $ 1,473,004,000 $ 1,222,928,000 Zillow Offers cost of revenue 1,342,172,000 1,167,076,000 Zillow Offers gross profit $ 130,832,000 $ 55,852,000 Homes sold 4,051 3,831 Average Zillow Offers gross profit per home $ 32,296 $ 14,579 Reconciliation of Non-GAAP Measure to Nearest GAAP Measure Zillow Offers gross profit $ 130,832,000 $ 55,852,000 Holding costs included in sales and marketing (1) (7,718,000) (15,605,000) Selling costs included in sales and marketing (2) (56,455,000) (52,483,000) Interest expense (3) (7,390,000) (17,004,000) Direct and indirect expenses included in cost of revenue (4) 10,370,000 4,544,000 Share-based compensation and depreciation and amortization included in cost of revenue 5,971,000 4,005,000 Return on homes sold after interest expense $ 75,610,000 $ (20,691,000) Homes sold 4,051 3,831 Average return on homes sold after interest expense $ 18,665 $ (5,401) (1) Amount represents holding costs incurred related to homes sold in the presented period that were not eligible for inventory capitalization and were therefore expensed as period costs in the presented period and prior periods. These costs primarily include homeowners association dues, property taxes, insurance, utilities, and cleaning and maintenance costs incurred during the time a home is held for sale after the renovation period is complete. On a GAAP basis, the Company incurred a total of $9.2 million and $7.9 million of holding costs included in sales and marketing expense for the six months ended June 30, 2021 and 2020, respectively. (2) Amount represents selling costs incurred related to homes sold in the presented period that were not eligible for inventory capitalization and were therefore expensed as period costs in the presented period. These costs primarily include agent commissions paid upon the sale of a home. (3) Amount represents interest expense incurred related to homes sold in the presented period that was not eligible for inventory capitalization and was therefore expensed as a period cost in the presented period and prior periods. (4) Amount includes inventory valuation adjustments recorded during the period associated with homes that remain in inventory at period end, net of inventory valuation adjustments recorded in prior periods related to homes sold in the presented period, holding costs incurred in the renovation period that are eligible for inventory capitalization and are expensed in the period presented when the associated home is sold, as well as corporate costs allocated to Zillow Offers such as headcount expenses and hosting-related costs related to the operation of our website. 19| Q2 2021